UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 27, 2008
Date of Report (Date of earliest event reported)
NORTHLAND CABLE PROPERTIES
SEVEN LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

STATE OF WASHINGTON	000-16718	91-1366564

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
101 STEWART STREET, SUITE 700, SEATTLE, WASHINGTON 98101

(Address of principal executive offices) (Zip Code)
(206) 621-1351

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.
On February 27, 2008, at the special meeting of limited partners of Northland Cable Properties Seven Limited Partnership (“NCP-Seven”), limited partners voted to authorize NCP-Seven and its managing general partner to sell substantially all of NCP-Seven’s assets to Green River Media and Communications, LLC (“Green River”) pursuant to the terms of an asset purchase agreement dated as of July 5, 2007 between NCP-Seven and Green River. A total of 33,141.50 units, or 95.61 percent of the units voted were cast in favor of authorizing the Green River transaction, representing 66.74 percent of the total units outstanding and entitled to vote at the meeting.
Limited partners voted to authorize NCP-Seven and its managing general partner to sell substantially all of NCP-Seven’s assets to its managing general partner, or one or more if its affiliates, if the Green River transaction is not consummated by March 31, 2008, or such later date mutually agreed upon by NCP-Seven and Green River, or in the event that the transaction between NCP-Seven and Green River is otherwise terminated prior to such date. A total of 30,765.84 units, or 88.76 percent of the units voted were cast in favor of authorizing the alternative transaction between NCP-Seven and its managing general partner, representing 61.96 percent of the total units outstanding and entitled to vote at the meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northland Cable Properties Seven Limited Partnership

By: Northland Communications Corporation (Managing General Partner)

Dated: February 29, 2008	By:	/s/ GARY S. JONES

		Name:	Gary S. Jones
		Title:	President

	By:	/s/ RICHARD I. CLARK

		Name:	Richard I. Clark
		Title:	Executive Vice President, Treasurer and Assistant Secretary